UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2024

MannKind Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50865	13-3607736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Casper Street
Danbury, Connecticut		06810
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 661-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 1, 2024, MannKind Corporation (the “Company”) repaid in full all outstanding indebtedness and terminated all commitments and obligations under its Credit and Security Agreement, dated as of August 6, 2019 (as amended, the “Loan Agreement”), between the Company, MannKind LLC (“MannKind LLC”), QrumPharma, Inc. (“QP”), Technosphere International, Inc. (“Technosphere,” Technosphere, together with MannKind, MannKind LLC and QP, each a “Borrower” and collectively, the “Borrowers”), MidCap Financial Trust, as Agent (in such capacity, together with its successors and assigns, “Agent”) and the financial institutions or other entities from time to time parties to the Credit Agreement, each as a Lender.

The Company’s payment to the Lenders under the Loan Agreement was approximately $31.6 million, including an exit fee of $2.8 million and a prepayment fee of approximately $0.3 million. This amount satisfies all of the Company’s debt obligations under the Loan Agreement, which would have matured on August 1, 2025. In connection with the repayment of outstanding indebtedness by the Company, all liens, mortgages and security interests in any assets or property securing the obligations under the Loan Agreement were automatically terminated and released and the Borrowers were automatically released from all guarantees.

In addition, on April 2, 2024, the Company and Mann Group, LLC (“Mann Group”) agreed to discharge and terminate the Convertible Promissory Note, dated as of August 6, 2019, issued by the Company to Mann Group (as amended, the “Note”). By its terms, the Note was prepayable in whole at any time by the Company without penalty or premium. As of April 2, 2024, the outstanding principal balance of the Note plus accrued interest was approximately $8.9 million, and the Note was also convertible at Mann Group’s option into 3,554,198 shares of common stock of the Company.

The Company and Mann Group agreed to terminate all outstanding indebtedness, rights and obligations under the Note in exchange for (i) the Company’s issuance to Mann Group of 1,500,000 shares of the Company’s common stock and (ii) the Company’s payment to Mann Group of approximately $8.9 million (representing the market value of 2,054,198 shares of common stock of the Company on April 2, 2024).

The material terms of the Loan Agreement and the Note are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MannKind Corporation

Date:	April 3, 2024	By:	/s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D. Executive Vice President, General Counsel and Secretary